UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

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                                    Form 8-K

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                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date Of Report (Date Of Earliest Event Reported): 6/29/10

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                               PURESPECTRUM, INC.
             (Exact Name of Registrant as Specified in its Charter)

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                       Commission File Number: 333-148158

                  Delaware                           41-2233202
      (State or Other Jurisdiction Of             (I.R.S. Employer
       Incorporation or Organization)            Identification No.)

                               340 Eisenhower Dr.
                            Building 600, Suite 610
                            Savannah, Georgia 31406
          (Address of Principal Executive Offices, Including Zip Code)

                                  912-961-4980
              (Registrant's Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

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

Item 1.02     Termination of a Material Definitive Agreement

On June 29, 2010 (the "Effective Date"), PureSpectrum provided notice of its intention to terminate a preferred stock purchase agreement (the "Purchase Agreement") with Socius Capital Group, LLC, a Delaware limited liability company, doing business as Socius Energy Capital Group, LLC (the "Investor"), pursuant to the terms of the Purchase Agreement.

Per the agreement, the Company had agreed to sell and the Investor had agreed to purchase, in one of more purchases periodically (Tranches) in the Company's sole discretion, (i) up to 500 shares of Series A Preferred Stock at a purchase price of $10,000 per share for an aggregate purchase price of up to $5,000,000 and
(ii) five-year warrants to purchase shares of the Company's common stock with aggregate exercise price equal to 135% of the purchase price paid by the Investor , at an exercise price per share equal to the closing bid price of the Company's common stock on the day the Company provided notice of such Tranche.

The Company entered into the Purchase Agreement on February 5, 2010 (Effective
Date) but did not elect to execute a Tranche purchase by the Investor following the completion of the Purchase Agreement. Prior to termination, the Company's management and Board of Directors concluded that the Purchase Agreement was not the most beneficial funding option for the Company.

In accordance with the terms of the Purchase Agreement, the Company will pay the agreed upon commitment fee of $250,000 scheduled to be paid to the Investor on or around the six month anniversary of the Effective Date payable at the Company's election in cash or common stock valued at 82% of the volume weighted average price of the Company's common stock on the five trading preceding the payment date. The Company issued 10,000,000 shares of its common stock to the Investor at the time it executed the Purchase Agreement. Such stock has been held in escrow and may be used to pay some or all of the commitment fee.

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                                  Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PureSpectrum, Inc.

Date: June 30, 2010                    By:   /S/ William R. Norton
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                                             Name:  William R. Norton
                                             Title: Executive Vice President

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